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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 5, 2002

                                -----------------

                                Kitty Hawk, Inc.
               (Exact name of registrant as specified in charter)


             Delaware                    0-25202                75-2564006
  (State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
        of incorporation)                                   Identification No.)

      1515 West 20th Street                                      75261
         P.O. Box 612787                                       (Zip Code)
       DFW Airport, Texas
      (Address of principal
       executive offices)

       Registrant's telephone number, including area code: (972) 456-2200

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 3.  Bankruptcy or Receivership.

General

         As previously reported, on or about May 1, 2000, Kitty Hawk, Inc. (the "Company") and all of its subsidiaries (collectively with the Company, the "Debtors") filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the "Bankruptcy Court"). These proceedings were jointly administered under case No. 400-42141-BJH-11.

         On May 22, 2002, the Debtors filed with the Bankruptcy Court the Debtors' Joint Plan of Reorganization Dated May 22, 2002, and the related Disclosure Statement under 11 U.S.C. (S) 1125 in Support of the Debtors' Joint Plan of Reorganization Dated May 22, 2002 (the "Disclosure Statement"), which the Bankruptcy Court approved on May 23, 2002, as containing "adequate information" for creditors of the Debtors in accordance with Section 1125 of the Bankruptcy Code.

         On July 1, 2002, the Debtors filed with the Bankruptcy Court the Revised Amendments to Debtors' Joint Plan of Reorganization Dated May 22, 2002, and on July 2, 2002, the Debtors filed the Second Revised Amendments to Debtors' Joint Plan of Reorganization Dated May 22, 2002. On July 23, 2002, the Debtors filed with the Bankruptcy Court the Third Revised Amendments to Debtors' Joint Plan of Reorganization Dated May 22, 2002, and made an oral motion on July 24, 2002, to modify the Plan (collectively, the "Amendments"). The Amendments incorporate non-material clarifications and modifications addressing and resolving certain objections filed by various parties.

         On August 5, 2002, the Bankruptcy Court entered an order dated August 5, 2002 (the "Confirmation Order") confirming the Debtors' Final Joint Plan of Reorganization dated August 2, 2002, with certain modifications (as so modified, the "Plan"). The Plan shall become effective on a date selected by the Debtors that is on or prior to September 1, 2002, if all of the conditions required by the Plan have occurred or have been expressly waived (the "Effective Date").

         Currently, the Debtors expect the Plan to become effective on August 31, 2002. However, under the terms of the Plan, there are significant conditions precedent to the effectiveness of the Plan. Conditions to the effectiveness of the Plan include, among others, the receipt of $30.9 million from the United States Postal Service in connection with its termination for convenience of the W-Net Contract and the Debtors having available resources, including any working capital financing, to fund the Debtors' obligations under the Plan and ongoing business needs. There can be no assurance as to when or if the Plan will become effective.

         Set forth below is a summary of the material terms of the Plan. The information set forth below is qualified in its entirety by reference to the full text of the Confirmation Order, the Plan, and the Disclosure Statement, copies of which are filed as Exhibits 2.1 and 2.2, respectively, to this report and incorporated herein by this reference. Capitalized terms used in this report, but not defined herein, shall have the meanings assigned to such terms in the Plan.

Effects of the Plan

         The Plan provides for, among other things, the following to be completed:

     . On the Effective Date, the Company may enter into a factoring arrangement which will be secured by a significant portion of the assets of the Company. The new factoring arrangement

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          will provide for sales of accounts up to $5 million and may be increased to $10 million, but will have no more than $5 million outstanding on the Effective Date;

     . Immediately prior to the Effective Date, all subsidiaries of the Company, except Kitty Hawk Cargo, Inc. ("Cargo") and Kitty Hawk Aircargo, Inc. ("Aircargo") will be merged with and into the Company, with the Company surviving each merger. As a result of the mergers, the Company will succeed to all of the assets and rights of the Debtors, other than Cargo and Aircargo, and all liabilities of the Company and its subsidiaries will be treated in accordance with the Plan. Cargo and Aircargo will remain wholly-owned subsidiaries of the Company after the Effective Date;

     . On the Effective Date, all existing directors of the Company shall be deemed removed from office. Pursuant to the Plan, on the Effective Date, the new Board of Directors will consist of seven members: Tilmon
          J. Reeves and James R. Craig, as selected by the Debtors, and John Malloy, Myron Kaplan, Robert Peiser, Tamir Hacker and Gerald Gitner, as selected by the Unofficial Noteholders' Committee. The new directors will serve for a one-year term and shall not be subject to removal other than for Cause (as defined in the Company's Amended and Restated Certificate of Incorporation (the "Amended Certificate")) during the first year following the Effective Date. Thereafter, directors shall be elected at annual meetings of shareholders in accordance with the Amended and Restated Bylaws of the Company (the "Amended Bylaws") and applicable law;

     . All shares of the Company's common stock (CUSIP No. 498326 10 7), par value $0.01 per share, any right to receive common stock pursuant to any warrants, options or other agreements, and the Company's 9.95% Senior Secured Notes due 2004 in the principal amount of three-hundred forty million dollars ($340,000,000) (the "Senior Notes") outstanding immediately prior to the filing of the Amended Certificate on the Effective Date will be cancelled, terminated, extinguished and retired as of the Effective Date. The indenture governing the Senior Notes shall be rendered void except that, with respect to the powers of the Indenture Trustee, the Indenture for the Senior Notes shall remain in force and effect until all of the wide body airframes, engines and related equipment (the "Wide Body Collateral") pledged to the holders of the Senior Notes (the "Noteholders") has been liquidated and distributions have been made pursuant to the Plan;

     . Upon the filing of the Amended Certificate on the Effective Date, the Company will be authorized to issue up to a total of sixty-five million (65,000,000) shares of capital stock, consisting of three million (3,000,000) shares of new preferred stock, par value $0.01 per share (the "Preferred Stock"), and sixty-two million (62,000,000) shares of new common stock (CUSIP No. 498326 20 6), par value $0.01 per share (the "New Common Stock"). The shares of New Common Stock and Preferred Stock shall have the preferences, rights and voting powers (and the qualifications, limitations, or restrictions thereof) as provided in the Amended Certificate. The Company intends to apply for quotation of the New Common Stock as soon as practicable following the Effective Date;

     . In connection with the Plan, the Company will issue a total of approximately 50,000,000 shares of New Common Stock. The Company will issue approximately 40,500,000 shares of New Common Stock to the Noteholders which will represent approximately 81% of the issued and outstanding shares of New Common Stock on the Effective Date. The Company will issue to the holders of unsecured Allowed Claims of the Debtors approximately 7,000,000 shares of New Common Stock which will represent approximately 14% of the issued and outstanding shares of New Common Stock on the Effective Date. The remaining 2,500,000 shares of New Common

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         Stock, or 5% of the issued and outstanding shares of New Common Stock, will be issued to Pegasus Aviation and its affiliates as provided in the Plan in satisfaction of certain administrative claims;

     . As of the Effective Date, the Company will execute a registration rights agreement (the "Registration Rights Agreement") with the Noteholders providing them with certain demand and "piggy-back" registration rights with respect to the New Common Stock which become exercisable one-hundred eighty (180) days after the Effective Date; and

     . As of the Effective Date, the Company will execute an agreement between the Kitty Hawk Collateral Liquidating Trust and the Company (the "Aircraft Use Agreement") regarding the Company's use of some of the Boeing 727 airframes, engines and related equipment that had been pledged, and subsequently transferred, to the Noteholders.

Treatment of Claims and Interests under the Plan

         Under the Plan, other than Administrative Expense Claims (as defined in the Plan) and Tax Claims (as defined in the Plan) which are unclassified, claims against, and interests in, the Company are classified in Classes 1 through 9, as set forth in the Plan. The following provides a summary of the treatment of claims not classified under the Plan and the classification and treatment of all other claims and interests under the Plan. The Company refers you to the Confirmation Order, the Plan and the Disclosure Statement for a complete description of the classification and treatment of such claims and interests.

Treatment of Claims Not Classified under the Plan

         Administrative Expense Claims and Tax Claims have not been classified under the Plan. Holders of an Allowed Claim (as defined below) for costs and expenses of administration allowed under Section 503(b) of the Bankruptcy Code and referred to in Section 507(a)(1) of the Bankruptcy Code will receive cash equal to the unpaid portion of such claim. Such costs and expenses include, among other things: (i) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Debtors' estates and operating the Debtors' businesses; (ii) compensation for legal, financial, accounting and other services and reimbursement of certain other expenses awarded or allowed under the Bankruptcy Code; (iii) all fees and charges assessed against the Debtors' estates under 28 U.S.C. (S) 1930; and (iv) any claim of an employee or officer of the Debtors arising out a contract approved by the Bankruptcy Court. "Allowed Claims" are claims that are not in dispute, are not contingent, are liquidated in amount, and are not subject to objection or estimation.

         Holders of (i) an unsecured Allowed Claim of a governmental entity as provided by Section 507(a)(8) of the Bankruptcy Code or (ii) a secured Allowed Claim of a governmental entity whose claim would be entitled to priority under
Section 507(a)(8) of the Bankruptcy Code if it was not a secured claim, will be paid by the Company pursuant to the provisions of Section 1129(a)(9)(c) of the Bankruptcy Code, in equal installments commencing on the first day of the first full month following the Effective Date (or the date the claim becomes an Allowed Claim, if later) with the final payment of the remaining unpaid balance to be made on the sixth anniversary of the assessment of the tax, together with interest (as provided in the Plan) thereon after the Effective Date.

Noteholders' Adequate Protection Claim

         The Noteholders asserted a claim that the Debtors' failed during the pendency of the bankruptcy cases to adequately protect the Noteholders' interest in the Boeing 727 airframes, engines and related equipment

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that had been pledged to the Noteholders. This claim will be satisfied by the
Company's payment to the Indenture Trustee on behalf of the Noteholders of twenty-eight million dollars ($28,000,000) and the issuance of 40,500,000 shares of New Common Stock, both of which, subject to the Indenture Trustee's liens, will be distributed ratably to the Noteholders. Additionally, the Company will enter into the Aircraft Use Agreement and the Registration Rights Agreement.

Classification and Treatment of Classified Claims and Interests

     The Plan classifies claims and interests separately in accordance with the requirements of the Bankruptcy Code and provides different treatment for different classes of claims and interests. Only holders of Allowed Claims are entitled to receive consideration under the Plan.

     Initial distributions of cash or other consideration specified in the Plan or the Confirmation Order to the holders of Allowed Claims or interests will be made on the Effective Date or as otherwise provided in the Plan or the Confirmation Order, or as may be ordered by the Bankruptcy Court. In accordance with the Plan and the Confirmation Order, unless otherwise provided in the Plan or the Confirmation Order, the treatment of any claim or interest under the Plan or the Confirmation Order will be in full satisfaction, settlement, release, and discharge of and in exchange for each and every claim and interest.

Class 1 - Bank Claims

     Class 1 consists of the secured Allowed Claims of Wells Fargo Bank (Texas), N.A. individually and as agent for Daystar LLC, as agent for and on behalf of Yale University (successor to Bank One, Texas, N.A.), Comerica Bank, Wingate Capital, Ltd. and CoMac Endowment Fund, LP (successors to Heller Financial, Inc.) and Bear, Stearns & Co., Inc. (successor to Union Bank of California, N.A.) or their assignees (collectively, the "Bank Group").

     On the Effective Date, and simultaneously with any release of the Bank Group's existing liens, the Debtors shall establish an escrow denominated as "the Class 1 Escrow Funds" by (a) depositing six million dollars ($6,000,000) (less payments made to or for the benefit of the Bank Group between July 2 and the Effective Date) into a segregated, interest-bearing account at Wells Fargo with the interest accruing thereon to become part of the Class 1 Escrow Funds and (b) by the Indenture Trustee segregating three million dollars ($3,000,000) of the proceeds it holds relating to non-Indenture collateral in a deposit account and granting a first priority security interest in the account (but not the interest earned on the original three million dollars ($3,000,000) deposit) to secure the Allowed Claims of the Bank Group. The security agreement governing the lien on the deposit account will provide that the exercise of the rights and remedies of the Bank Group with respect to its lien will be determined by the Bankruptcy Court, and the Indenture Trustee will not disburse funds from the account except upon order of the Bankruptcy Court.

     Upon establishing and funding the Class 1 Escrow Funds and the granting by the Indenture Trustee of a first priority lien in the three million dollars ($3,000,000) deposit account and simultaneously with the release of the Bank Group's liens as provided in (b) and (c) below, (a) the Bank Group will have a first priority lien in the Class 1 Escrow Funds, (b) the Bank Group's liens against the Debtors' other assets will be released and discharged, and (c) the agent for the Bank Group will execute and deliver to the Company appropriate lien release documents to release the Bank Group's liens against the Company's other assets. The agent for the Bank Group will have an automatically perfected first lien security interest in the Class 1 Escrow Funds to secure payment of the Allowed Claims of the Bank Group.

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Class 2 - Noteholders' Secured Claims

     Class 2 consists of all secured Allowed Claims of the Noteholders. With respect to the Noteholders whose property serves as the Wide Body Collateral, the Company shall (i) release and/or deliver to the Indenture Trustee the proceeds of any of the Wide Body Collateral, which proceeds the Indenture Trustee may distribute in accordance with the Indenture and the Plan; and (ii) liquidate all Wide Body Collateral not liquidated as of the Effective Date with the consent of the Indenture Trustee.

Class 3 - Class 3 Claims Were Deleted by the Amendments

        Class 3 claims were determined to be post-petition claims and deleted from the Plan by the Amendments.

Class 4 - Secured Claims Other Than Bank Claims And Claims Of The Noteholders

        Class 4 consists of all Allowed Claims secured by a lien on property, other than Bank Claims and claims of the Noteholders, in which the Debtors have an interest or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the claim holder's interest in the Debtors' interest in such property or to the extent of the amount subject to setoff, as applicable, as determined under Section 506(a) of the Bankruptcy Code.

        On the Effective Date, at the Company's option:

     . the Plan may leave unaltered the legal, equitable, and contractual rights of the holder of a secured Allowed Claim;

     . notwithstanding any contractual provision or applicable law that entitles the holder of a secured Allowed Claim to demand or receive accelerated payment from the Company after the occurrence of a default, the Company may cure any such default, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, reinstate the maturity of such claim as such maturity existed before such default, compensate the holder of such claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law, and otherwise leave unaltered the legal, equitable or contractual rights to which such claim entitles the holder, all pursuant to Section 1124 of the Bankruptcy Code;

     .  the Company may either:

          .    pay a secured Allowed Claim in full, in cash,

          . reinstate the pre-petition repayment terms by curing all post-petition arrearages, decelerating any acceleration of the maturity thereof and paying such reasonable fees and costs as may be approved by the Bankruptcy Court,

          . deliver to the holder of a secured Allowed Claim the property securing such claim, or

          . at the Company's election and direction, deliver to the holder of a secured Allowed Claim deferred cash payments in accordance with the requirements of Section 1129(b)(2)(A)(II) of the Bankruptcy Code, in all of such events, the value of such holder's interest in such property shall be determined (A) by agreement of the Company and the holder of such secured Allowed Claim or (B) if they do not agree, by the Bankruptcy Court;

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     .    the Company may assume and assign the contract or agreement governing a secured Allowed Claim pursuant to Section 365(b) of the Bankruptcy Code; or

     . the Debtors may pay a secured Allowed Claim in such manner as may be agreed to by the holder of such claim.

Class 5 - Priority Claims

        Class 5 consists of all non-tax claims against the Debtors entitled to a priority under Section 507(a) of the Bankruptcy Code, other than Administrative Expense Claims or Pre-Petition Priority Tax Claims (as defined in the Plan). Each holder of an Allowed Claim in Class 5 will be paid cash equal to the allowed amount of such claim by the Company, unless otherwise agreed to by the parties.

Class 6 - Unsecured Noteholder Claims

        Class 6 consists of the unsecured claims of the Noteholders as a result of the deficiency in the value of the collateral securing the Senior Notes. The holders of Class 6 claims will receive no distribution under the Plan.

Class 7 - Other Unsecured Claims

        Class 7 is divided into ten subclasses (Classes 7A through 7J) representing one subclass for each of the Debtors. Class 7 consists of the unsecured Allowed Claims against the respective Debtors, other than unsecured claims of the Noteholders. Holders of Class 7 claims will receive collectively 7,000,000 shares of New Common Stock. A portion of the 7,000,000 shares will be allocated to each of the ten subclasses based upon the percentage of unsecured Allowed Claims that each subclass represents compared to the total of unsecured Allowed Claims of all ten subclasses. The New Common Stock allocated to each subclass with be distributed pro rata to the holders of claims in such subclass after the Effective Date.

Class 8 - Old Common Stock

        Class 8 consists of all holders of the old common stock. The holders of Class 8 claims will receive no distribution under the Plan.

Class 9 - Securities Claims

        Class 9 consists of all Allowed Claims arising from (i) any claim arising from rescission of a purchase or sale of the Company's old common stock or for damages arising from the purchase or sale of old common stock, or (ii) any Claim for indemnity, reimbursement or contribution on account of any such claim. The holders of Class 9 claims shall receive no distribution under the Plan.

Financial Information

        A copy of the Company's unaudited, consolidated balance sheet at July 31, 2002 is attached hereto as Exhibit 99.1 and incorporated herein by reference. As of the Effective Date, the Company will adopt the provisions of "fresh start accounting," which will require the Company to restate all assets and liabilities to their fair values based upon the provisions of the Plan.

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     As of the Effective Date, certain items on the Company's balance sheet will change reflecting the implementation of the Confirmation Order, the Plan and the provisions of fresh start accounting. These changes are expected to include:

          .    distributing restricted cash;
          .    revaluing assets to fair market values;
          .    transferring title to certain property and equipment to
               pre-petition creditors;
          .    converting pre-petition liabilities to equity and cash;
          .    adjusting deferred income taxes and income taxes payable to reflect the revaluation of assets; and
          .    canceling additional paid in capital and stock.

     The Company has not yet determined the precise impact that fresh start accounting will have on its historical consolidated financial statements.

Forward-Looking Statements

     This report contains and incorporates forward-looking statements, including statements regarding the Company's continuing operations and business, future financial performance and financial condition. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual plans of the Company to differ materially from any future plans expressed or implied by such forward-looking statements. Such factors include, but are not limited to: world-wide business and economic conditions; acquisitions, recruiting and new business solicitation efforts; product demand and the rate of growth in the air cargo industry; the impact of competitors and competitive aircraft and aircraft financing availability; the ability to attract and retain new and existing customers; jet fuel prices; normalized aircraft operating costs and reliability; and regulatory actions. All forward-looking statements involve substantial risks and uncertainties beyond the Company's control. The Company undertakes no obligation to update or revise any forward-looking statements contained in the Plan, the Disclosure Statement or this report for events or circumstances after the date on which such forward-looking statements are made. New factors emerge from time to time, and it is not possible for the Company to predict all such factors.

Item 7. Financial Statements and Exhibits

        (a)  Financial Statements of businesses acquired.

        Not applicable

        (b)  Pro forma financial information.

        Not applicable

        (c)  Exhibits

        The Exhibit Index attached hereto is incorporated by reference herein.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   KITTY HAWK, INC.

Date:  August 20, 2002
                                   By:    /s/ Drew Keith
                                         -------------------------
                                   Name: Drew Keith
                                   Title: Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit
Number    Description
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2.1       Order Confirming Debtors' Final Plan of Reorganization, dated
          August 5, 2002 (without exhibits).

2.2       Debtors' Final Joint Plan of Reorganization dated August 2, 2002.

99.1      Unaudited Consolidated Balance Sheet of the Company at July 31, 2002.